UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

August 23, 2018

Date of Report (Date of earliest event reported)

Liberated Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Elvis Boulevard Chester, New York, 10918
(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2018, the Company entered into a stock purchase agreement (the “Agreement”) with Peppermint Jim, LLC (“Peppermint Jim”) whereby the Company shall acquire 51 units (representing 51% of Peppermint Jim) in exchange for the issuance of $250,000 worth of Series B preferred stock of the Company (the “Series B Preferred Shares”). Under the terms of the Agreement the closing of the transaction shall occur on or before August 31, 2018, where the Series B Preferred Shares shall be issued in exchange for the 51 units of Peppermint Jim.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Stock Purchase Agreement dated August 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberated Solutions, Inc.

Date: August 23, 2018		/s/ Brian Conway
	By:	Brian Conway
	Its:	President, Director, CEO and CFO